Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SeaOspa, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as the President and Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my best knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  April 9, 2010

/s/ Bruce Goldstein
Bruce Goldstein
President and Chief Executive Officer
(Principal Executive Officer)